UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

NEKTAR THERAPEUTICS
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24006 (Commission File Number)	94-3134940 (IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, the company announced that David Johnston, Ph.D., Senior Vice President of Research and Development, will be leaving the company in connection with the creation of New PEGylation and Pulmonary Research Units effective on September 12, 2007. The company expects to enter into a transition and separation agreement with Mr. Johnston, the terms of which have not yet been finalized.

Item 7.01. Regulation FD Disclosure.

On September 18, 2007, the company announced via press release certain organizational changes. The company hereby incorporates by reference into this Item 7.01 the information set forth in such press release, a copy of which is furnished as Exhibit 99.1 to this Current Report. Pursuant to the rules and regulations of the SEC, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Creates New PEGylation and Pulmonary Research Units to Drive Innovative Technology-Based Product Pipeline,” issued on September 18, 2007.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

Date:	September 18, 2007